Exhibit 21.1

Legal Entity Name	Jurisdiction of Incorporation
EFS Payments LLC	Delaware
Electronic Funds Source LLC	Utah
Electronic Funds Source Canada Inc.	Canada
eNett International (Austria) GmbH	Austria
eNett International (Hong Kong) Limited	Hong Kong
eNett International (Jersey) Limited	Jersey
eNett International (NZ) Limited	New Zealand
eNett International (Singapore) Pte Ltd	Singapore
eNett International (UK) Limited	United Kingdom
eNett International Pty Ltd	Australia
eNett International USA, LLC	United States
eNett Payment Solutions (Ireland) Limited	Ireland
eNett Services (Australia) Pty Ltd	Australia
eNett Services Pte. Ltd.	Singapore
First Access, Inc.	California
WEX Capital LLC	Tennessee
FleetOne Holdings, LLC	Delaware
FleetOne Receivables, LLC	Delaware
FleetOne, L.L.C.	Delaware
Invapay Payment Solutions Limited	United Kingdom
Optal Asia Limited	Hong Kong
Optal Australia Pty Ltd	Australia
Optal Financial Europe Limited	Ireland
Optal Financial Limited	United Kingdom
Optal Japan K.K.	Japan
Optal Limited	United Kingdom
Optal México, S.A. de C.V. Institución de Fondos de Pago Electrónico	Mexico
Optal Singapore Pte Ltd	Singapore
OTR Blocker LLC	Delaware
OTR Holdings LLC	Delaware
OTR Topco LLC	Delaware
Payment Connection Inc.	Delaware
PO Holding, LLC	Delaware
PSP – eNett Pty Ltd	Australia
Retail Petroleum Services Limited	United Kingdom
Societe D'Exploitation Et De Developement D' Operations Commerciales	France
Southern Cross WEX 2014 - 1 Trust	Australia
Stichting WEX Europe NL	Netherlands
TCH Canada Inc.	Utah
Transplatinum Service, LLC	Tennessee

Travel Service Fees Pty Ltd	Australia
Truckers B2B, LLC	Delaware
WEX Asia Pte Ltd	Singapore
WEX Australia Holdings Pty Ltd	Australia
WEX Australia Newco 2020 Pty Ltd	Australia
WEX Australia Pty Ltd	Australia
WEX Bank	Utah
WEX Bermuda 5 Limited	Bermuda
WEX BRASIL DE TECNOLOGIA LTDA	Brazil
WEX Canada Ltd.	New Brunswick (Canada)
WEX Canada Services Inc.	Canada
WEX Card Australia Pty Ltd	Australia
WEX Card Holdings Australia Pty Ltd	Australia
WEX Conso Pty Ltd	Australia
WEX Delaware Newco 2020 LLC	Delaware
WEX Europe (Netherlands) BV	The Netherlands
WEX Europe Fleet Services Limited	Ireland
WEX Europe Limited	England and Wales (United Kingdom)
WEX Europe Services (UK) Limited	England and Wales (United Kingdom)
WEX Europe Services AS	Norway
WEX Europe Services B.V.	Netherlands
WEX Europe Services (BE) BV	Belgium
WEX Europe Services GmbH	Germany
WEX Europe Services Holdings Limited	England and Wales (United Kingdom)
WEX Europe Services Limited	England and Wales (United Kingdom)
WEX Europe Services SARL	Luxembourg
WEX Europe Services SAS	France
WEX Europe Services SRL	Italy
WEX Europe Solutions Limited	England and Wales (United Kingdom)
WEX Europe Svcs Telesales GmBH	Germany
WEX Europe UK Limited	United Kingdom
WEX Finance Inc.	Utah
WEX Fleet US LLC	Delaware
WEX Fuel Cards Australia Ltd	Australia
WEX Health Inc.	Delaware
WEX New Zealand	New Zealand
WEX Payments Inc.	Delaware
WEX Payments Mexico S.A. de C.V.	Mexico
WEX Prepaid Cards Australia Pty Ltd	Australia
Wright Express Fueling Solutions, Inc. (Inactive)	Delaware
Wright Express Holdings 2 LLC	Delaware
Wright Express Holdings 3 LLC	Delaware
Wright Express Holdings 4 LP	England and Wales (United Kingdom)

Wright Express International Holdings LLC	Delaware
Wright Express International Holdings Limited	England and Wales (United Kingdom)
Wright Express UK Limited	England and Wales (United Kingdom)
Cirrus Holdings LLC	Delaware
Stratus BE Holdco, LLC	Delaware
Benefit Express Services LLC	Delaware
Australian Card Services Pty Ltd	Australia
WES Gorham Trade BV	Netherlands